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                                                                    Exhibit 23.8


                         CONSENT OF INDEPENDENT AUDITORS


We consent to the reference to our firm under the caption "Experts" and to the use of our report dated October 12, 1999, except Note I for which the date is October 21, 1999 with respect to the financial statements of Thistledown, Inc. included in the Registration Statement (Form S-3) and related prospectus of Magna Entertainment Corp. for the registration of Debt Securities, Warrants to purchase Debt Securities, Warrants to purchase Class A Subordinate Voting Stock and Class A Subordinate Voting Stock


                                            /s/ HILL, BARTH & KING LLC
                                            ----------------------------
                                            Certified Public Accountants





September 28, 2001
Boardman, Ohio